   As filed with the Securities and Exchange Commission on November 5, 1996
                                               SEC Registration No. ___________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         ----------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                            ----------------------

                            IMAGEMATRIX CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          Colorado                                 84-1313108
   -------------------------                 ----------------------
   (State or other juris-                      (IRS Employer
   diction of incorporatio                     Identification No.)

                       400 S. Colorado Blvd., Suite 500
                            Denver, Colorado 80222
                 --------------------------------------------
                        (Address of Principal Executive
                         Offices, including Zip Code)

                            1996 STOCK OPTION PLAN
                            ----------------------
                           (Full title of the plan)


                              Gerald E. Henderson
                            IMAGEMATRIX CORPORATION
                        400 S. Colorado Blvd., Ste. 500
                            Denver, Colorado 80222
                                (303) 399-3700
        --------------------------------------------------------------
               (Name, address, including zip code, and telephone
               number, including area code of agent for service)

                                   Copies to
                                   ---------
                         Christopher M. Hazlitt, Esq.
                             Peter J. Jensen, Esq.
                        Chrisman, Bynum & Johnson, P.C.
                             1900 Fifteenth Street
                              Boulder, CO  80302
                                (303) 546-1300
                       ---------------------------------
                        CALCULATION OF REGISTRATION FEE

=============================================================================

                                                      Proposed
                                      Proposed        maximum
                         Amount       maximum         aggregate    Amount of
Title of securities      to be        offering price  offering     registration
to be registered         registered   per share (1)   price (1)    fee
-----------------------------------------------------------------------------

Common Stock
(no par value)            387,500     $3.75            $1,453,125   $440.34
=============================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Computed pursuant to Rule 457(c) using the average of the high and low prices for the Registrant's Common Stock as quoted on the Nasdaq System on October 31, 1996.
================================================================================

This Registration Statement registers 387,500 shares of the no par value common stock ("Common Stock") of ImageMatrix Corporation (the "Company") offered pursuant to the ImageMatrix Corporation 1996 Stock Option Plan (the "Plan").
The Plan was adopted by the Company's board of directors on November 2, 1995 and was approved by the Company's shareholders on March 11, 1996.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and all other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all such Common Stock then remaining unsold, are hereby incorporated herein by reference to be a part of this Registration Statement from the date of filing such documents:

     (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933;

     (b) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual reports referred to in (a) above; and

     (d) The description of the Common Stock which is contained in the Company's Registration Statement No. 333-1990 filed under the Securities Act of 1933.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation and Bylaws of the Company provide that the Company shall indemnify to the fullest extent permitted by Colorado law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company in any capacity and in any other corporation, partnership, joint venture, trust or other enterprise. The Colorado Business Corporation Act (the "Colorado Act") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company or, if such officer or director was not acting in an official capacity for the Company, he or she reasonably believed the conduct was not opposed to the best interests of the Company. Indemnification is mandatory if the officer or director was wholly successful, on the merits or otherwise, in defending such proceeding. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors or of a committee of at least two disinterested directors, or by independent legal counsel or by the shareholders.

In addition, the Articles of Incorporation provide for the elimination, to the extent permitted by Colorado law, of personal liability of directors to the Company and its shareholders for monetary damages for breach of fiduciary duty as directors. The Colorado Act provides for the elimination of personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability for acts occurring prior to the date such provision was added.


ITEM 8. EXHIBITS.

Exhibit No.   Description of Exhibit
-----------   ----------------------

4.1 Amended and Restated Articles of Incorporation of Registrant (Incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (No. 333-1990)).

4.2 Bylaws of Registrant (Incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 (No. 333-
              1990)).

4.3 Form of certificate for shares of Common Stock (Incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form SB-2 (No. 333-1990)).

5.1           Opinion of Chrisman, Bynum & Johnson, P.C.

23.1          Consent of Chrisman, Bynum & Johnson, P.C. (included in Exhibit
              5.1).

23.2          Consent of Ernst & Young LLP.

99.1 Imagematrix Corporation 1996 Stock Option Plan (Incorporated by reference from Exhibit 10.5 to the Registrant's Registration Statement on Form SB-2 (No. 333-1990)).


ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 28th day of October, 1996.

                                     IMAGEMATRIX CORPORATION


                                     By:/s/ GERALD E. HENDERSON
                                        ----------------------------------------
                                        Gerald E. Henderson, President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                           DATE
---------                    -----                           ----
/s/ GERALD E. HENDERSON      Chief Executive Officer,     October 28, 1996
-----------------------      President and Director
Gerald E. Henderson          (Principal Executive Officer)


/s/ KEITH E. BRUE            Chief Financial Officer,     October 28, 1996
-----------------------      Vice President
Keith E. Brue                (Principal Financial and
                             Accounting Officer)


/s/ BLAIR W. MCNEA           Vice President - Business    October 28, 1996
-----------------------      Development, Secretary and
Blair W. McNea               Director


/s/ROBERT BEEKMAN            Director                     October 24, 1996
-----------------------
Robert Beekman


/s/ DAVID SEIGLE             Director                     October 24, 1996
-----------------------
David Seigle


/s/ JAIDEV SUGAVANAM         Director                     October 28, 1996
-----------------------
Jaidev Sugavanam

                                 EXHIBIT INDEX

                                                                  Sequential
                                                                     Page
Exhibit No.           Description of Exhibit                        Number
-----------           ----------------------                        ------

4.1 Amended and Restated Articles of Incorporation of Registrant (Incorporated by reference from Exhibit 3.1 to the Registrant's Registration
               Statement on Form SB-2 (No. 333-1990)).

4.2 Bylaws of Registrant (Incorporated by reference from Exhibit 3.2 to the Registrant's Registration
               Statement on Form SB-2 (No. 333-1990)).

4.3            Form of certificate for shares of Common Stock
               (Incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form SB-2
               (No. 333-1990)).

5.1            Opinion of Chrisman, Bynum & Johnson, P.C.              6

23.1           Consent of Chrisman, Bynum & Johnson, P.C.
               (included in Exhibit 5.1).

23.2           Consent of Ernst & Young LLP.                           7

99.1           Imagematrix Corporation 1996 Stock Option Plan
               (Incorporated by reference from Exhibit 10.5 to the Registrant's Registration Statement on Form SB-2
               (No. 333-1990)).